UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒

Preliminary Information Statement

☐

Confidential, for Use of the Commission Only (as permitted by rule 14c-5(d)(2))

☐

Definitive Information Statement

WESTCOTT PRODUCTS CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

 (3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act, Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule, or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF

THE OUTSTANDING VOTING STOCK OF WESTCOTT PRODUCTS CORPORATION

Dear Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors of Westcott Products Corporation, a Delaware corporation, to the holders of record of our common stock at the close of business on June __, 2014, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by the Board of Directors and the written consent of the holders of a majority of our preferred stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized by the Board of Directors and the written consent of a majority of the holders of our outstanding voting common stock and 67% of the holders of our outstanding Series A 6% Convertible Preferred Stock: amendment of our Certificate of Incorporation to provide for a change of our name from Westcott Products Corporation to “Dala Petroleum Corp.,” (the “Name Change”).

The consent we have received constitutes the only stockholder approval required under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the Name Change. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding common stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: June __, 2014

Sincerely yours,

E. Will Gray II

Chief Executive Officer and Director

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

GENERAL INFORMATION

Westcott Products Corporation, a Delaware corporation, with its principal executive offices located at 112 Loraine South, Suite 266, Midland, Texas 79701, is sending you the enclosed Notice and this Information Statement to notify you of actions that the Board of Directors and the holders of a majority of our outstanding common stock and holders of 67% of our outstanding Series A 6% Convertible Preferred Stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” “Westcott Products” and “Westcott” are to Westcott Products Corporation.

Copies of this Information Statement are being mailed on or about June __, 2014, to the holders of record on June __, 2014, which we refer to as the record date, of the outstanding shares of our common stock and preferred stock.

Action by Written Consent

The following action was approved by the Board of Directors and the written consent of the holders of a majority of our outstanding common stock and holders of 67% of our Series A 6% Convertible Preferred Stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

•

Amendment of our Certificate of Incorporation to provide for a change of our name from Westcott Products Corporation to “Dala Petroleum Corp,” (the “Name Change”).

The Name Change Amendment to the Certificate of Incorporation will not become effective until the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware on a date that is at least 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock and preferred stock as of the record date.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the General Corporation Law of the State of Delaware, or the DGCL, our Certificate of Incorporation and subsequent amendments, and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the record date.

There will be no vote on the approval of the Name Change because a majority of the holders of our common stock and more than 67% of the holders of our outstanding Series A 6% Convertible Preferred Stock have provided their written consent for such approval and adoption as allowed by Section 228 of the DGCL, our Certificate of Incorporation and its amendments and our Bylaws. No other votes are required or necessary.

Holders of record of our outstanding common and preferred stock at the close of business on the record date are entitled to notice of the action taken by the Written Consent. As of the record date, 12,500,000 shares of common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the date of the written consent, Chisholm Partners II, LLC owned 10,000,000 shares of common stock which represented 80% of the outstanding shares of our common stock. Mr. Clancy Cottman, our director, is the managing director of Chisholm Partners II, LLC.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the holders of a majority of our outstanding voting stock will become effective and, thereafter, the Name Change will become effective upon the filing of our Amended Certificate of Incorporation with the Secretary of State of the State of Delaware. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Name Change.

Costs of the Information Statement

We are delivering this Information Statement and will bear the costs associated therewith.  We are not making any solicitations.  We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL OF THE NAME CHANGE

On June 2, 2014, the Company, its newly formed and wholly-owned subsidiary, Dala Acquisition Corp., a Nevada corporation (“Merger Subsidiary”), and Dala Petroleum Corp., a Nevada corporation (“Dala”), executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Merger Subsidiary merged with and into Dala, and Dala was the surviving company under the merger and became a wholly-owned subsidiary of the Company on the closing of the merger (the “Merger”).  Effective June 2, 2014, the respective Boards of Directors of the Company and Dala, along with the Company, as the sole stockholder of Merger Subsidiary, and Dala’s sole stockholder Chisholm Partners II, LLC, a Louisiana limited liability company (“Chisholm II”) owning 100% of the outstanding voting securities of Dala, approved the Merger by written consent, and the Articles of Merger were filed with the Secretary of State of the State of Nevada on such date, which was the effective date of the Merger.

As a result of the Merger, the operations of Dala are now the primary operations of the Company. For that reason, after careful consideration, and in furtherance of the new operations of the Company in oil and gas exploration, the Board of Directors has approved a name change of the Company. On June 4, 2014, our Board of Directors approved resolutions authorizing the Name Change.  On June 4, 2014, the holder of a majority of our outstanding voting capital stock approved resolutions authorizing the Name Change pursuant to Written Consent. On June 16, 2014, the holders of more than 67% of our outstanding Series A 6% Convertible Preferred Stock approved the Name Change.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The following table sets forth our directors and officers who have been appointed since October 1, 2013, the commencement of our last completed fiscal year, and includes the shareholdings and special interests of each of the officers and directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (%)

E. Will Gray II (4) 112 Loraine South, Suite 266, Midland, Texas 79701	Common	890,000	7.12%

Jonathan S. Wimbish (5)	Common	800,000	6.4%
1010 10th Street Golden, CO 80401	Series A 6% Convertible Preferred	50	2.4%

Clancy Cottman(3)	Common	1,650,000	13.2%
1010 10th Street Golden, CO 80401	Series A 6% Convertible Preferred	100	4.9%

Callie Jones 175 South Main Street Fifteenth Floor Salt Lake City, Utah 84111		0	0%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

The common stock determinations are based on 12,500,000 issued (or issuable and fully-paid) and outstanding shares of common stock as of June 3, 2014, immediately following the Merger after the issuance of 10,000,000 shares as consideration for the Merger. The preferred stock determinations are based on 2,025 shares issued of Series A 6% Convertible Preferred Common Stock as of June 3, 2014.

(3)

Clancy Cottman, our director, is the trustee of the Cottman Family Trust.

(4)

E. Will Gray II is a director and the Company’s CEO.

(5)

Jonathan S. Wimbish is a director of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or linked to through any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.